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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-104321) of The Sports Authority, Inc. (f/k/a Gart Sports Company) for the registration of 2,231,825 shares of its common stock of our reports (a) dated March 7, 2003, with respect to the consolidated financial statements of TSA Stores, Inc. (f/k/a The Sports Authority, Inc.) included in its Annual Report (Form 10-K) for the year ended February 1, 2003, and (b) dated June 27, 2003, with respect to the financial statements and schedules of TSA Stores (f/k/a The Sports Authority) 401(k) Savings and Profit Sharing Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Miami, Florida
August 4, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS